Exhibit 99.2

CONTACT:	Scott Beilharz, Erie Insurance
814/870-7312, scott.beilharz@erieinsurance.com

FOR IMMEDIATE RELEASE

Erie Indemnity Approves Management Fee Rate and Dividend Increase, Declares Quarterly Dividend

ERIE, Pa. (Dec. 8, 2017) - At its regular meeting held Dec. 5, 2017, the Board of Directors of Erie Indemnity Company (NASDAQ: ERIE) set the management fee rate charged to Erie Insurance Exchange, approved an increase in shareholder dividends and declared the quarterly dividend.

The Board agreed to maintain the current management fee rate paid to Erie Indemnity Company by Erie Insurance Exchange at 25 percent, effective Jan. 1, 2018. The management fee rate was 25 percent for the period Jan. 1 through Dec. 31, 2017. The Board has the authority under the agreement with the subscribers (policyholders) at Erie Insurance Exchange to set the management fee rate at its discretion; however, the maximum fee rate permissible by the agreement is 25 percent. This action was taken based on the Board’s consideration and review of the relative financial positions of Erie Insurance Exchange and Erie Indemnity Company.

The Board also agreed to increase the regular quarterly cash dividend from $0.7825 to $0.84 on each Class A share and from $117.375 to $126.00 on each Class B share. This represents a 7.3 percent increase in the payout per share over the current dividend rate. The next quarterly dividend is payable Jan. 23, 2018, to shareholders of record as of Jan. 8, 2018, with a dividend ex-date of Jan. 5, 2018. Erie Indemnity Company has paid regular shareholder dividends since 1933.

About Erie Insurance
According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 10th largest homeowners insurer and 11th largest automobile insurer in the United States based on direct premiums written and the 15th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 5 million policies in force and operates in 12 states and the District of Columbia. Erie Insurance Group is a FORTUNE 500 company.

News releases and more information about Erie Insurance Group are available at www.erieinsurance.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
Statements contained herein that are not historical fact are forward-looking statements and, as such, are subject to risks and uncertainties that could cause actual events and results to differ, perhaps materially, from those discussed herein.  Forward-looking statements relate to future trends, events or results and include, without limitation, statements and assumptions on which such statements are based that are related to our plans, strategies, objectives, expectations, intentions, and adequacy of resources.  Examples of forward-looking statements are discussions relating to premium and investment income, expenses, operating results, and compliance with contractual and regulatory requirements.  Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.  Among the risks and uncertainties, in addition to those set forth in our filings with the Securities and Exchange Commission, that could cause actual results and future events to differ from those set forth or contemplated in the forward-looking statements include the following:

•	dependence upon our relationship with the Exchange and the management fee under the agreement with the subscribers at the Exchange;

•	costs of providing services to the Exchange under the subscriber’s agreement and investments in new technology and systems;

•	credit risk from the Exchange;

•	dependence upon our relationship with the Exchange and the growth of the Exchange, including:

◦	general business and economic conditions;

◦	factors affecting insurance industry competition;

◦	dependence upon the independent agency system; and

◦	ability to maintain our reputation for customer service;

•	dependence upon our relationship with the Exchange and the financial condition of the Exchange, including:

◦	the Exchange’s ability to maintain acceptable financial strength ratings;

◦	factors affecting the quality and liquidity of the Exchange’s investment portfolio;

◦	changes in government regulation of the insurance industry;

◦	emerging claims and coverage issues in the industry; and

◦	severe weather conditions or other catastrophic losses, including terrorism;

•	ability to attract and retain talented management and employees;

•	ability to maintain uninterrupted business operations and difficulties with technology or data security breaches, including cyber attacks;

•	factors affecting the quality and liquidity of our investment portfolio;

•	our ability to meet liquidity needs and access capital; and

•	outcome of pending and potential litigation.

A forward-looking statement speaks only as of the date on which it is made and reflects our analysis only as of that date.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changes in assumptions, or otherwise.

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